Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
May 6, 2015

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $0.28 PER DILUTED SHARE, NET EARNINGS OF $0.05 PER DILUTED SHARE, NET ASSET VALUE PER SHARE OF $20.12 AND REVISES CORPORATE SPIN-OFF PLANS

Bethesda, MD - May 6, 2015 - American Capital, Ltd. (“American Capital” or the “Company”) (NASDAQ: ACAS) announced consolidated net operating income (“NOI”) before income taxes for the quarter ended March 31, 2015 of $78 million, or $0.28 per diluted share, a 6% annualized return on equity. Consolidated NOI for the quarter ended March 31, 2015 was $50 million, or $0.18 per diluted share. Consolidated net earnings for the quarter ended March 31, 2015 was $15 million, or $0.05 per diluted share. As of March 31, 2015, net asset value (“NAV”) per share was $20.12, a $0.38 per share decrease from the December 31, 2014 NAV per share of $20.50.

Q1 2015 CONSOLIDATED FINANCIAL SUMMARY

•	$20.12 NAV per share outstanding

✓	$0.38 per share decrease, or 7% annualized, from Q4 2014

◦	$0.36 per share decrease resulting from foreign currency translation of the European Capital balance sheet as of March 31, 2015

•	$0.28 NOI before income taxes per diluted share, or $78 million

✓	33% or $0.07 per diluted share increase over Q4 2014, or $18 million

✓	6% annualized return on equity

•	$0.18 NOI after income taxes per diluted share, or $50 million

✓	50% or $0.06 per diluted share increase over Q4 2014, or $15 million

•	$0.05 net earnings per diluted share, or $15 million

✓	$0.09 per diluted share decrease from Q4 2014, or $23 million

•	$225 million of cash proceeds from realizations

✓	$110 million from European Capital’s investment portfolio

•	$952 million of new committed investments

✓	$603 million in Senior Floating Rate Loans (“SFRLs”)

✓	$169 million in European Capital’s investment portfolio

✓	$180 million in Sponsor Finance, Structured Products and other investments

•	$500 million increased commitment to $1.25 billion on Bank of America’s Senior Secured Revolving Credit Facility to American Capital

✓	Extended maturity date to March 2017

American Capital, Ltd.
May 6, 2015

REVISIONS TO PREVIOUSLY ANNOUNCED SPIN-OFF PLANS
American Capital also announced today that its Board of Directors has revised the previously announced plans to spin-off to its shareholders two newly established business development companies (“BDCs”), with American Capital continuing primarily in the asset management business.  The Company now plans to spin-off only one new BDC, which will be known as American Capital Income, Ltd. (“American Capital Income”). It is anticipated that at the time of the spin-off, American Capital Income will have approximately $4 billion of equity capital and that it will own most of American Capital’s existing investment assets. American Capital Income will use this large capital base to expand its Sponsor Finance business into leading and syndicating large middle market transactions. This will include unitranche, second lien and mezzanine lending.

“We have revised our spin-off plans in recognition of our success in growing our Sponsor Finance originations to $689 million in 2014, a 167% increase over 2013, plus changes in the regulatory environment for banks that are reducing their capacity to fund leveraged loans and the announcement by GE Capital that it will sell or otherwise exit its sponsor finance business,” said Malon Wilkus, Chairman and Chief Executive Officer. “By concentrating capital in one larger BDC and utilizing our established Sponsor Finance business, American Capital Income will be able to lead and syndicate upper middle market unitranche and second lien sponsor finance transactions, underwriting up to $300 million, while generally holding up to $150 million. This should allow American Capital Income to originate substantially more sponsor finance volume than American Capital has in its past, while enhancing credit by lending to larger and more established businesses. With unitranche loans, we would expect American Capital Income to syndicate a first out position, while retaining a last out position, thereby providing an opportunity to realize higher returns. Growth of American Capital Income’s NOI yield will be dependent on the pace at which it can deploy and lever its capital into higher yielding assets, with the objective of achieving a market rate NOI yield.”

“We expect that American Capital Income will exit lower yielding loans it owns at the time of the spin-off as it is able to expand its Sponsor Finance business,” continued Mr. Wilkus. “Similarly, the proportion of equity investments on American Capital Income’s balance sheet is anticipated to decline as it is able to expand its Sponsor Finance business. However, American Capital remains committed to our very successful One Stop Buyout business. We will be exploring the optimum ways to capitalize our European buyouts business and our U.S. upper middle market buyout business, including various capital raising strategies in both the public and private markets, just as we established American Capital Equity III for our lower middle market buyouts business. Our Special Situations investments, which are typically structured to have significant current yield, will reside at American Capital Income, which is consistent with its yield-oriented strategy, while our energy and commercial real estate investments held by American Capital at the time of the spin-off will remain in the management company after the spin-off as seed investments for future funds.”

“We are excited about the new opportunities in our Sponsor Finance business and the ability to increase the size of our loans and underwritings as a result of the changing competitive landscape in sponsor finance and the shift in our spin-off plans to one very large BDC,” said Brian Graff, President, Private Finance. “Sponsors place a high premium on certainty to close and working with lenders with financial strength. American Capital Income will be in a great position to provide this to its customers.”

In a change from its prior announcement about the planned spin-off transaction, American Capital now expects that the spin-off of American Capital Income will be through a tax free dividend to its shareholders. As previously noted, the spin-off transaction is subject to certain conditions, including the approval of American Capital shareholders who, among other matters, must approve American Capital's de-election to be regulated as a BDC under the Investment Company Act of 1940, as amended. The Company continues to expect to file proxy and registration statements regarding the transaction with the Securities and Exchange Commission in the third calendar quarter of 2015. These documents will be subject to review and comment by the SEC, which may affect the time frame in which the transaction can be completed. Other conditions to completion of the transaction include final approval by the American Capital Board of Directors, receipt of a tax opinion from the Company’s tax advisers, the refinancing of American Capital's indebtedness and the establishment of credit facilities for American Capital Income.  There can be no assurances regarding the timing of the transaction, whether the transaction will be completed or the tax treatment of the transaction.

American Capital, Ltd.
May 6, 2015

“This revised strategy provides a further boost to our asset management business at American Capital,” said John Erickson, Chief Financial Officer and President, Specialty Finance. “In addition to managing leading BDCs and two top tier residential REITs, our asset management business will have a variety of existing and new strategies in private equity, real estate, CLOs, energy and other areas. We are continuing to build out businesses we believe we can fund with public or private capital that we manage. Consistent with that strategy, we hired John Scheurer to expand our commercial real estate efforts and help form a commercial mortgage REIT at the appropriate time. We are making progress adding assets under management through these efforts and in the first quarter of this year grew our total earning assets under management by 11% on an annualized basis.”

PORTFOLIO VALUATION
For the quarter ended March 31, 2015, net unrealized appreciation, before income taxes, on American Capital’s consolidated investment portfolio totaled $229 million. The primary components of the net unrealized appreciation were:

•	$209 million reversal of prior period unrealized depreciation associated with net realized gains on portfolio investments; and

•	$21 million net unrealized appreciation in Senior Floating Rate Loans.

PORTFOLIO REALIZATIONS AND PERFORMANCE
In the first quarter of 2015, $225 million of cash proceeds were received from realizations of portfolio investments, including $110 million from European Capital’s investment portfolio and $91 million from Senior Floating Rate Loans. American Capital committed $952 million in new investments during the quarter, including $603 million in Senior Floating Rate Loans and $169 million in European Capital’s investment portfolio.

As of March 31, 2015, the Company's investments in Senior Floating Rate Loans were diversified across 246 portfolio companies and 51 industries, with the average issuer concentration at $8.9 million and no single company representing more than 0.4% of the Company's Senior Floating Rate Loan portfolio. The weighted average effective interest rate on the Company's Senior Floating Rate Loan portfolio as of March 31, 2015 was 4.3%, 10 basis points lower than the December 31, 2014 rate of 4.4%. The weighted average effective interest rate on the Company's debt investments, excluding Senior Floating Rate Loans, as of March 31, 2015 was 8.9%, 70 basis points higher than the December 31, 2014 rate of 8.2%. The weighted average effective interest rate on European Capital’s debt investments as of March 31, 2015 was 5.6%. Excluding the impact of debt investments on non-accrual, the weighted average effective interest rate on European Capital’s debt investments as of March 31, 2015 was 7.9%. The weighted average effective interest rate on American Capital’s consolidated debt investments as of March 31, 2015 and December 31, 2014 was 6.6%.

As of March 31, 2015, American Capital loans with a fair value of $98 million were on non-accrual, representing 2.5% of total American Capital loans at fair value, compared to $116 million, or 3.5%, of American Capital loans at fair value as of December 31, 2014. The $18 million decrease in the fair value of American Capital loans on non-accrual was generally driven by net depreciation of existing non-accrual loans. Total American Capital loans on non-accrual were valued at 52.7% of cost at the end of the quarter, a 5.0% decrease from the prior quarter. This is an estimate of the amount the Company expects to recover on non-accruing loans. The estimated loss on total loans at cost, defined as net accumulated depreciation on non-accrual loans plus realized losses on loans during the period, was $138 million, or 3.7%.

As of March 31, 2015, European Capital loans with a fair value of $20 million were on non-accrual, representing 5.7% of total European Capital loans at fair value, compared to $32 million, or 8.9%, of European Capital loans at fair value as of December 31, 2014. The $12 million decrease in the fair value of European Capital loans on non-accrual was generally driven by loans removed from non-accrual status due to improved portfolio company performance. Total European Capital loans on non-accrual were valued at 14.6% of cost at the end of the quarter, a 4.2% decrease from the prior quarter. The estimated loss on total loans at cost was $117 million, or 24.5%.

American Capital, Ltd.
May 6, 2015

SHARE REPURCHASE AND DIVIDEND PROGRAM
During the first quarter of 2015, American Capital's Board of Directors reinstated authorization for share repurchases under its Share Repurchase and Dividend Program (the “Program”).  American Capital included the written notice to stockholders required by Section 23(c) of the Investment Company Act of 1940 regarding the possibility of share repurchases over the next six months in the Proxy Statement for its 2015 Annual Meeting of Stockholders. The Company expects to begin considering share repurchases under the Program in the second quarter of 2015.

The Board adopted the Program in September 2011, but suspended repurchases in March 2014 as the Company undertook a process to evaluate potential capital requirements that could result from its previously announced plan to consider organizational changes to enhance shareholder value.  On November 5, 2014, the Company announced that its Board had unanimously approved a plan to proceed with the spin-off of new business development companies to its shareholders, with American Capital continuing as a public asset management company.  The Board has since determined that it is appropriate to reinstate authorization for share repurchases while the Company seeks to accomplish the announced spin-off, updated as noted above.

Going forward, under the Program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to its net asset value per share, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to its net asset value per share.

In determining the quarterly amount, the Board of Directors will be guided by American Capital's net cash provided by operating activities in preceding quarters, its capital requirements associated with completion of the spin-off transaction, its cash position, operational issues, economic conditions and the current trading price of American Capital's common stock and other factors.

The Program may be suspended, terminated or modified at any time for any reason. The Program does not obligate American Capital to acquire any specific number of shares of the Company's common stock, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases.

American Capital, Ltd.
May 6, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of March 31, 2015, December 31, 2014 and March 31, 2014
(in millions, except per share amounts)

	Q1	Q4	Q1 2015 Versus Q4 2014		Q1	Q1 2015 Versus Q1 2014
	2015	2014	$	%	2014	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $6,924, $6,417 and $5,465, respectively)	$7,035	$6,280	$755	12%	$5,020	$2,015	40%
Cash and cash equivalents	469	676	(207)	(31%)	468	1	—%
Restricted cash and cash equivalents	81	167	(86)	(51%)	104	(23)	(22%)
Interest and dividend receivable	40	46	(6)	(13%)	32	8	25%
Deferred tax asset, net	276	354	(78)	(22%)	419	(143)	(34%)
Other	133	117	16	14%	91	42	46%
Total assets	$8,034	$7,640	$394	5%	$6,134	$1,900	31%

Liabilities and Shareholders' Equity
Debt	$2,002	$1,703	$299	18%	$790	$1,212	153%
Trade date settlement liability	385	191	194	102%	202	183	91%
Long term incentive plan liability	30	82	(52)	(63%)	—	30	100%
Other	191	192	(1)	(1%)	64	127	198%
Total liabilities	2,608	2,168	440	20%	1,056	1,552	147%

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—%	—	—	—%
Common stock, $0.01 par value, 1,000.0 shares authorized, 273.9, 271.1 and 267.9 issued and 269.7, 266.9 and 263.3 outstanding, respectively	3	3	—	—%	3	—	—%
Capital in excess of par value	6,281	6,246	35	1%	6,178	103	2%
Cumulative translation adjustment, net of tax	(134)	(38)	(96)	(253%)	—	(134)	(100%)
Distributions in excess of net realized earnings	(668)	(505)	(163)	(32%)	(748)	80	11%
Net unrealized depreciation of investments	(56)	(234)	178	76%	(355)	299	84%
Total shareholders' equity	5,426	5,472	(46)	(1%)	5,078	348	7%
Total liabilities and shareholders' equity	$8,034	$7,640	$394	5%	$6,134	$1,900	31%

NAV per common share outstanding	$20.12	$20.50	$(0.38)	(2%)	$19.29	$0.83	4%

______________________________
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
May 6, 2015

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2015 and December 31, 2014
(in millions, except per share data)
(unaudited)

			Q1 2015 Versus Q4 2014
	Q1 2015	Q4 2014	$	%

OPERATING REVENUE
Interest and dividend income	$138	$144	$(6)	(4%)
Fee income	16	14	2	14%
Total operating revenue	154	158	(4)	(3%)

OPERATING EXPENSES
Interest	17	17	—	—%
Salaries, benefits and stock-based compensation	40	54	(14)	(26%)
European Capital management fees	4	5	(1)	(20%)
General and administrative	15	22	(7)	(32%)
Total operating expenses	76	98	(22)	(22%)

NET OPERATING INCOME BEFORE INCOME TAXES	78	60	18	30%

Tax provision	(28)	(25)	(3)	(12%)
NET OPERATING INCOME	50	35	15	43%

Net realized gain (loss)
Portfolio company investments	(206)	210	(416)	NM
Foreign currency transactions	(2)	(12)	10	83%
Derivative agreements and other	(48)	1	(49)	NM
Tax benefit (provision)	43	(72)	115	NM
Total net realized (loss) gain	(213)	127	(340)	NM

Net unrealized appreciation (depreciation)
Portfolio company investments	229	(206)	435	NM
Foreign currency translation	19	8	11	138%
Derivative agreements and other	6	48	(42)	(88%)
Tax (provision) benefit	(76)	26	(102)	NM
Total net unrealized appreciation (depreciation)	178	(124)	302	NM

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“NET EARNINGS”)	$15	$38	$(23)	(61%)

NET OPERATING INCOME BEFORE INCOME TAXES PER COMMON SHARE
Basic	$0.29	$0.22	$0.07	32%
Diluted	$0.28	$0.21	$0.07	33%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.18	$0.13	$0.05	38%
Diluted	$0.18	$0.12	$0.06	50%

NET REALIZED (LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.60)	$0.60	$(1.20)	NM
Diluted	$(0.58)	$0.58	$(1.16)	NM

NET EARNINGS PER COMMON SHARE
Basic	$0.06	$0.14	$(0.08)	(57%)
Diluted	$0.05	$0.14	$(0.09)	(64%)

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	271.1	269.0	2.1	1%
Diluted	282.9	281.1	1.8	1%
______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

American Capital, Ltd.
May 6, 2015

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended March 31, 2015, December 31, 2014 and March 31, 2014
(in millions, except per share data)
(unaudited)

			Q1 2015 Versus Q4 2014			Q1 2015 Versus Q1 2014
	Q1 2015	Q4 2014	$	%	Q1 2014	$	%

Assets Under Management
American Capital Total Assets at Fair Value	$8,034	$7,640	$394	5%	$6,134	$1,900	31%
Externally Managed Assets at Fair Value(1)	83,715	78,782	4,933	6%	77,425	6,290	8%
Total	$91,749	$86,422	$5,327	6%	$83,559	$8,190	10%

Third-Party Earning Assets Under Management(2)	$14,630	$14,467	$163	1%	$12,771	$1,859	15%
Total Earning Assets Under Management(3)	$22,664	$22,107	$557	3%	$18,825	$3,839	20%

New Investments
First Lien Senior Debt	$747	$385	$362	94%	$197	$550	279%
Second Lien Senior Debt	12	248	(236)	(95%)	67	(55)	(82%)
Mezzanine Debt	54	—	54	100%	4	50	NM
Preferred Equity	90	10	80	800%	1	89	NM
Common Equity	2	122	(120)	(98%)	13	(11)	(85%)
Structured Products	47	268	(221)	(82%)	39	8	21%
Total by Security Type	$952	$1,033	$(81)	(8%)	$321	$631	197%

Senior Floating Rate Loans	$603	$288	$315	109%	$199	$404	203%
European Capital	169	39	130	333%	—	169	100%
Structured Products	47	268	(221)	(82%)	19	28	147%
Sponsor Finance Investments	41	281	(240)	(85%)	62	(21)	(34%)
Investments in ACAM and Fund Development	19	152	(133)	(88%)	34	(15)	(44%)
Add-on Financing for Recapitalizations, not Including Distressed Investments	46	—	46	100%	—	46	100%
Add-on Financing for Growth and Working Capital	21	3	18	600%	4	17	425%
Add-on Financing for Distressed Situations	6	2	4	200%	3	3	100%
Total by Use	$952	$1,033	$(81)	(8%)	$321	$631	197%

Realizations
Equity Investments	$93	$401	$(308)	(77%)	$324	$(231)	(71%)
Loan Syndications and Sales	54	45	9	20%	20	34	170%
Scheduled Principal Amortization	32	6	26	433%	19	13	68%
Principal Prepayments	29	166	(137)	(83%)	16	13	81%
Payment of Accrued PIK Notes and Dividends and Accreted OID	17	155	(138)	(89%)	63	(46)	(73%)
Total by Source	$225	$773	$(548)	(71%)	$442	$(217)	(49%)

European Capital(6)	$110	$386	$(276)	(72%)	$104	$6	6%
Senior Floating Rate Loans	91	98	(7)	(7%)	—	91	100%
American Capital One Stop Buyouts®	14	180	(166)	(92%)	66	(52)	(79%)
Structured Products	5	50	(45)	(90%)	17	(12)	(71%)
American Capital Asset Management	3	5	(2)	(40%)	198	(195)	(98%)
Sponsor Finance Investments	2	54	(52)	(96%)	57	(55)	(96%)
Total by Business Line	$225	$773	$(548)	(71%)	$442	$(217)	(49%)

American Capital, Ltd.
May 6, 2015

			Q1 2015 Versus Q4 2014			Q1 2015 Versus Q1 2014
	Q1 2015	Q4 2014	$	%	Q1 2014	$	%
Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$5	$270	$(265)	(98%)	$25	$(20)	(80%)
Gross Realized Loss	(211)	(60)	(151)	(252%)	(4)	(207)	NM
Portfolio Net Realized Gain (Loss)	(206)	210	(416)	NM	21	(227)	NM
Foreign Currency Transactions	(2)	(12)	10	83%	2	(4)	NM
Derivative Agreements	(2)	1	(3)	NM	1	(3)	NM
Long Term Incentive Plan Liability	(46)	—	(46)	(100%)	—	(46)	(100%)
Tax Benefit (Provision)	43	(72)	115	NM	(3)	46	NM
Net Realized (Loss) Gain	(213)	127	(340)	NM	21	(234)	NM

Net Unrealized Appreciation (Depreciation) of American Capital One Stop Buyouts®	4	(29)	33	NM	(113)	117	NM
Net Unrealized Appreciation (Depreciation) of American Capital Sponsor Finance Investments	—	7	(7)	(100%)	(33)	33	100%
Net Unrealized Appreciation of European Capital Investments	2	7	(5)	(71%)	—	2	100%
Net Unrealized Appreciation of Investment in European Capital	—	—	—	—%	64	(64)	(100%)
Net Unrealized (Depreciation) Appreciation of ACAM	(4)	—	(4)	(100%)	121	(125)	NM
Net Unrealized Appreciation (Depreciation) of SFRLs	21	(8)	29	NM	—	21	100%
Net Unrealized Depreciation of Structured Products	(3)	(4)	1	25%	(2)	(1)	(50%)
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	209	(179)	388	NM	(2)	211	NM
Net Unrealized Appreciation (Depreciation) of Portfolio Company Investments	229	(206)	435	NM	35	194	554%
Net Unrealized Appreciation Due to Consolidation of European Capital	—	87	(87)	(100%)	—	—	—%
Foreign Currency Translation - Investment in European Capital	—	—	—	—%	(4)	4	100%
Foreign Currency Translation - European Capital Investments	28	11	17	155%	—	28	100%
Foreign Currency Translation - Other	(9)	(3)	(6)	(200%)	—	(9)	(100%)
Derivative Agreements and Other	6	(39)	45	NM	1	5	500%
Tax (Provision) Benefit	(76)	26	(102)	NM	12	(88)	NM
Net Unrealized Appreciation (Depreciation) of Investments	178	(124)	302	NM	44	134	305%

Net Gains, Losses, Appreciation and Depreciation	$(35)	$3	$(38)	NM	$65	$(100)	NM

Other Financial Data
NAV per Share	$20.12	$20.50	$(0.38)	(2%)	$19.29	$0.83	4%
Debt at Cost	$2,002	$1,703	$299	18%	$790	$1,212	153%
Market Capitalization	$3,989	$3,899	$90	2%	$4,160	$(171)	(4%)
Total Enterprise Value(4)	$5,522	$4,926	$596	12%	$4,482	$1,040	23%
Asset Coverage Ratio	370%	419%			528%
Debt to Equity Ratio	0.4x	0.3x			0.2x

American Capital, Ltd.
May 6, 2015

			Q1 2015 Versus Q4 2014			Q1 2015 Versus Q1 2014
	Q1 2015	Q4 2014	$	%	Q1 2014	$	%
Credit Quality
Weighted Average Effective Interest Rate on SFRLs at Period End	4.3%	4.4%			4.5%
Weighted Average Effective Interest Rate on Debt Investments, Excluding SFRLs, at Period End	8.9%	8.2%			9.7%
Weighted Average Effective Interest Rate on European Capital's Debt Investments at Period End	5.6%	5.0%			—%
Weighted Average Effective Interest Rate on All Debt Investments at Period End	6.6%	6.6%			9.1%
Loans on Non-Accrual at Cost	$323	$371	$(48)	(13%)	$315	$8	3%
Loans on Non-Accrual at Fair Value	$118	$148	$(30)	(20%)	$165	$(47)	(28%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	7.3%	9.4%			16.4%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	2.8%	4.0%			9.2%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	36.5%	39.9%			52.4%
Estimated Loss(5)	$255	$248	$7	3%	$150	$105	70%
Estimated Loss as a Percentage of Total Loans at Cost	6.0%	6.3%			7.8%
Past Due Loans at Cost	$—	$—	$—	—%	$—	$—	—%
Debt to Equity Conversions at Cost	$59	$9	$50	556%	$—	$59	100%
Return on Average Equity
LTM Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	4.6%	3.5%			3.4%
LTM Net Operating Income Return on Average Shareholders' Equity	3.0%	2.2%			2.1%
LTM Net Realized Earnings Return on Average Shareholders' Equity	1.5%	5.1%			1.7%
LTM Net Earnings (Loss) Return on Average Shareholders' Equity	7.1%	8.2%			(1.7%)
Current Quarter Annualized Net Operating Income Before Income Taxes Return on Average Shareholders' Equity	5.7%	4.4%			1.3%
Current Quarter Annualized Net Operating Income Return on Average Shareholders' Equity	3.7%	2.6%			0.4%
Current Quarter Annualized Net Realized (Loss) Earnings Return on Average Shareholders' Equity	(11.9%)	11.9%			2.1%
Current Quarter Annualized Net Earnings Return on Average Shareholders' Equity	1.1%	2.7%			5.5%
______________________________
NM = Not meaningful
Note: Effective October 1, 2014, European Capital's financial results have been consolidated with the financial results of American Capital.

(1) Includes total assets of American Capital Agency, American Capital Mortgage, American Capital Senior Floating, investment in European Capital through September 30, 2014, American Capital Equity I, American Capital Equity II, American Capital Equity III, ACAS CLO 2007-1, ACAS CLO 2012-1, ACAS CLO 2013-1, ACAS CLO 2013-2, ACAS CLO 2014-1, ACAS CLO 2014-2 and European Capital UK SME Debt LP, less American Capital's investment in the funds.

(2) Represents third-party earning assets under management from which the associated base management fees are calculated, less American Capital's investment in the funds.
(3) Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4) Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.
(5) Net accumulated depreciation on non-accrual loans plus realized losses on loans during the period presented.
(6) Includes realizations from American Capital's investment in European Capital during the three months ended March 31, 2014. Includes European Capital investment portfolio realizations during the three months ended March 31, 2015 and December 31, 2014, respectively.

American Capital, Ltd.
May 6, 2015

	Static Pool (1)
American Capital Portfolio Statistics ($ in millions, unaudited)	1997- 2004	2005	2006	2007	2008	2011	2012	2013	2014	2015	SFRL	Aggregate
IRR of All Investments(2)	12.3%	13.9%	10.5%	(1.4%)	9.8%	16.1%	(12.1%)	43.3%	12.7%	27.9%	2.7%	9.1%
IRR of Exited Investments(3)	13.2%	18.1%	9.0%	(2.1%)	9.8%	21.9%	(87.9%)	16.3%	12.2%	N/A	N/A	10.0%
IRR of Equity Investments(2)(4)(5)	19.1%	14.0%	13.6%	(5.1%)	20.5%	12.9%	(92.1%)	171.5%	41.3%	N/A	N/A	11.4%
IRR of Exited Equity Investments(3)(4)(5)	24.1%	28.7%	12.3%	4.9%	21.3%	35.1%	N/A	N/A	N/A	N/A	N/A	19.3%
IRR of All One Stop Buyout Investments(2)(19)	11.5%	27.1%	12.7%	3.0%	15.8%	(20.4%)	(18.6%)	235.8%	N/A	N/A	N/A	13.1%
IRR of All One Stop Buyout Equity Investments(2)(4)(5)(19)	17.3%	38.0%	15.4%	(4.7%)	16.0%	(26.3%)	(92.1%)	235.5%	N/A	N/A	N/A	16.8%
IRR of Current One Stop Buyout Investments(2)(19)	(3.4%)	24.9%	10.6%	0.2%	24.9%	(20.4%)	(18.6%)	235.8%	N/A	N/A	N/A	8.9%
IRR of Exited One Stop Buyout Investments(3)	13.0%	21.7%	12.2%	11.4%	15.8%	N/A	N/A	NM	N/A	N/A	N/A	13.9%
Committed Investments(7)	$6,185	$5,560	$5,331	$7,557	$1,071	$219	$894	$343	$1,186	$76	$2,494	$30,916
Total Exits and Prepayments of Committed Investments(7)	$5,918	$4,715	$4,839	$5,960	$834	$168	$434	$114	$92	$—	$132	$23,206
Total Interest, Dividends and Fees Collected	$2,143	$1,693	$1,609	$1,602	$455	$32	$90	$51	$45	$1	$65	$7,786
Total Net Realized (Loss) Gain on Investments	$(117)	$403	$(286)	$(1,297)	$(81)	$12	$(164)	$—	$(2)	$—	$(1)	$(1,533)
Current Cost of Investments	$260	$553	$254	$934	$182	$38	$431	$226	$934	$77	$2,186	$6,075
Current Fair Value of Investments	$121	$1,240	$268	$653	$172	$30	$403	$321	$940	$77	$2,183	$6,408
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.9%	19.3%	4.2%	10.2%	2.7%	0.5%	6.3%	5.0%	14.7%	1.2%	34.0%	100.0%
Net Unrealized (Depreciation) Appreciation	$(139)	$687	$14	$(281)	$(10)	$(8)	$(28)	$95	$6	$—	$(3)	$333
Non-Accruing Loans at Cost	$6	$28	$25	$118	$9	$—	$—	$—	$—	$—	$—	$186
Non-Accruing Loans at Fair Value	$2	$—	$26	$66	$4	$—	$—	$—	$—	$—	$—	$98
Equity Interest at Fair Value(4)	$50	$1,143	$128	$295	$51	$18	$62	$156	$19	$1	N/A	$1,923
Debt to Adjusted EBITDA(8)(9)(12)(13)(16)	5.3	0.6	7.2	5.0	7.0	—	5.7	6.5	5.7	4.3	N/A	3.9
Interest Coverage(10)(12)(13)(16)	2.6	0.1	1.0	2.3	1.6	—	1.9	2.4	2.5	2.0	N/A	1.4
Debt Service Coverage(11)(12)(13)(16)	1.6	0.1	0.8	2.0	1.2	—	1.8	2.2	2.1	1.8	N/A	1.2
Average Age of Companies(13)(16)	43 yrs	11 yrs	46 yrs	34 yrs	21 yrs	5 yrs	19 yrs	20 yrs	25 yrs	24 yrs	N/A	22 yrs
Diluted Ownership Percentage(4)(17)	73%	84%	49%	62%	53%	52%	88%	77%	2%	—%	N/A	76%
Average Revenue(13)(14)(16)	$46	$191	$159	$260	$28	$—	$208	$306	$281	$62	N/A	$209
Average Adjusted EBITDA(8)(13)(16)	$9	$76	$32	$32	$13	$—	$50	$30	$63	$13	N/A	$52
Total Revenue(13)(14)	$825	$533	$2,055	$2,571	$55	$—	$959	$2,036	$4,655	$125	N/A	$13,814
Total Adjusted EBITDA(8)(13)	$100	$115	$29	$103	$21	$—	$285	$329	$1,218	$27	N/A	$2,227
% of Senior Loans(12)(13)(15)	32%	8%	24%	56%	34%	100%	54%	100%	100%	100%	N/A	67%
% of Loans with Lien(12)(13)(15)	97%	100%	100%	94%	42%	100%	100%	100%	100%	100%	N/A	95%
Diluted Ownership Percentage of ACAS in MOPC(6)(17)	83%	97%	52%	76%	96%	80%	98%	84%	N/A	N/A	N/A	88%
Total Third-party Debt at Cost in MOPC(6)(18)	$38	$19	$348	$198	$40	$—	$23	$—	N/A	N/A	N/A	$666

———————
NM = Not Meaningful

Note:
Excludes portfolio companies of European Capital. For static pool statistics, American Capital’s investment in European Capital was treated as an exited investment at its net asset value on October 1, 2014, the date on which it was consolidated into American Capital.

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in the 2009 and 2010 static pool years.

2)
Internal rate of return (“IRR”) calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For active investments, the terminal value is assumed to be the current fair value. For exited investments, the terminal value is the total cash realization received upon exit. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

3)
IRR calculations are based on a sequence of cash proceeds invested, cash realizations or non-cash consideration received, and the terminal value of an investment over time. For exited investments, the terminal value is the total cash realization received upon exit. This includes fully exited investments of existing portfolio companies. Additionally, IRR calculations exclude securities traded but not yet settled at period end.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
Majority Owned Portfolio Company (“MOPC”) investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Includes American Capital Asset Management, LLC prior to the consolidation of the collateralized loan obligations. Excludes our investment in European Capital through September 30, 2014.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)
Debt, which represents the debt and other liabilities senior to ACAS and the total of ACAS’s debt in each portfolio company’s debt capitalization, divided by Adjusted EBITDA. For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)
Adjusted EBITDA divided by the total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate as a result of a new debt capital structure, the forecasted twelve months.

11)
Adjusted EBITDA divided by the total scheduled principal amortization and total cash interest expense of the portfolio company during the most recent twelve month period, or when appropriate, the forecasted twelve months.

12)	Excludes investments in which we own only equity.

13)	Excludes investments in Structured Products, Senior Floating Rate Loans and our investment in European Capital through September 30, 2014.

14)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

15)	As a percentage of our total debt investments, excluding Senior Floating Rate Loans.

16)	Weighted average based on fair value.

17)	Weighted average based on fair value of equity investments.

18)	As of the most recent month end available.

19)	Includes American Capital Asset Management, LLC.

American Capital, Ltd.
May 6, 2015

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on May 7, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.AmericanCapital.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 266-8979 (U.S. domestic) or (412) 902-6605 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q1 2015 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be available on our website after the call on May 7, 2015. In addition, there will be a phone recording available one hour after the live call on May 7, 2015 through May 21, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10063180.

ABOUT AMERICAN CAPITAL
American Capital, Ltd. (NASDAQ: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $23 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $92 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (NASDAQ: AGNC), American Capital Mortgage Investment Corp. (NASDAQ: MTGE) and American Capital Senior Floating, Ltd. (NASDAQ: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and European Capital will consider investment opportunities from $10 million to $600 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.